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                                                                   EXHIBIT 10(r)

                            JOINT VENTURE AGREEMENT


This Agreement is made on the 5th day of November, 1997, by and between:

1. ARABIAN SHIELD DEVELOPMENT COMPANY (ASDC), a USA public stock company (Delaware corporation), with corporate offices in Dallas, Texas, USA, and a Saudi Arabian branch in Jeddah, Saudi Arabia, with Commercial Registration number 4030097805, represented in this Agreement by its president and CEO, Hatem Hussein El-Khalidi, hereinafter referred to as the "FIRST PARTY".

2. AL MASHREQ COMPANY FOR MINING INVESTMENTS (AL MASHREQ), a Saudi Limited Liability Company, with corporate office in Riyadh, Saudi Arabia, and Commercial Registration number 1010146690, represented in this Agreement by Mr. Nassir Ali Kadasah, hereinafter referred to as "SECOND PARTY".

Whereas, the First Party was awarded a Mining Lease in (Al Masane area) of 44 square kilometers area, located in the southwestern part of Saudi Arabia, by Royal Decree no. M/17, dated 1/12/1413, for the initial period of 30 years, as spelled out in the Mining Lease Agreement, attached to the said Royal Decree, and,

Whereas the First Party has conducted extensive surveys, studies, laboratory works and analysis to verify the viability of the project, and,

Whereas, the Second Party agrees to purchase from the First Party (50%) Fifty percent of First Party's beneficial interest in the project valued as indicated in Article (2) below,

And whereas the First Party desires to participate with the Second Party in the investment of this Lease by entering into a joint venture and forming a Saudi limited liability company which shall construct and operate the Mining facilities upon formation and obtaining the Industrial License from The Saudi Ministry of Industry and Electricity, and transferring the Lease to its name for the purpose of processing the ore mined in the area covered by the Lease,

THEREFORE, the Parties agree as follows:


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ARTICLE 1. DEFINITIONS

The following terms shall have the following meanings for purposes of this
Agreement:

1.1 "AFFILIATE" means any legal person who directly controls, or is directly or indirectly controlled by, or is under common control with a Party to this Agreement. Control means ownership of and the right to vote at least eighty (80%) percent of the voting stock of the legal person and the power presently to designate a majority of the Board of Managers or equivalent body of the legal person.

1.2      "AGREEMENT" means this Joint Venture Agreement.

1.3 "ARTICLES OF ASSOCIATION" means the Articles of Association of the Arabian Shield company for Mining Industries Ltd. attached as Exhibit A.

1.4 "COMPANY" means the limited liability company to be established pursuant to the agreement of the Parties to implement the Project under the name "The Arabian Shield Company for Mining Industries Ltd."

1.5 "COMPANY'S CONFIDENTIAL INFORMATION'S" means information that the Company and Partners consider confidential, which includes but is not limited to, all technical and other information relating to the Mining Project, or generally to the manufacture of products and all economic, customer, marketing, cost, pricing, financial and other information. All of the information described in this definition constitutes Confidential Information, whether it exists on the date of this Agreement or is developed after the date of this Agreement and whether or not the Company specifically identifies it as confidential. However, confidential Information does not include information already known to the public or those revealed or which have to be revealed by due process of law.

1.6 "CONSTRUCTION SCHEDULE" means the schedule for construction of the Mine(s) and its facilities.

1.7 "EFFECTIVE DATE" means the date on which this Agreement is executed by the Parties and approved by the Board of directors of both (ASDC) and (AL MASHREQ).

1.8 "FINANCIAL STATEMENTS" means the written record of the financial status of the Company, including a Balance Sheet, an Income Statement, a Statement of Cash Flow, and any


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      other statements that are required or customary in Saudi Arabia.

1.9 "MATERIALS" means all written, drawn or otherwise recorded representations of Confidential Information, whether recorded on paper, in computer memory or other electronic devices, on magnetic tape or disks, on optical disks or on other recording media (including, for example, but not limited to, specifications, drawings, layouts and bills or materials) and any and all copies thereof.

1.10 "PARTNERS" means the parties hereto, and any person(s) or entity(s) who acquire Shares in the capital of the Company subsequent to the Effective Date.

1.11 "PROJECT" means the construction and operation of the Mine(s) and its facilities to be executed by the Company in Al Masane area as defined in the Mining Lease Agreement attached thereto.

1.12 "PROJECT BUDGET" means the estimate of revenue and expenditure of the Company for the period covered by the Construction Schedule.

1.13 "SHARES" means the capital shares of the Company having the characteristics and capitalization described in Article 5 hereof.

1.14 "TOTAL INVESTMENT COST" means the total amount of capital required to form the Company, to build the Mine(s) and its facilities (including without limitation fees to be paid to Contractors, sub-contractors, suppliers or equipments and materials) and to commence operation of the Mine and the Processing Plant, including the initial working capital.


ARTICLE 2. TRANSFER OF (ASDC) INTEREST

2.1 "AL MASHREQ" acknowledges that (ASDC) has acquired the beneficial interest in the project by obtaining the Mining Lease in its name and by incurring a substantial expenses in connection therewith.

2.2 The Parties agreed to value that interest at (26) twenty six million US Dollars.

2.3 (ASDC) offers to sell and (AL MASHREQ) accepts to purchase 50% (fifty percent) of that interest at a lump-sum price of (13) thirteen million US Dollars.


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2.4        (AL MASHREQ) agrees to pay to (ASDC) the sum noted in Par 2.3 above promptly, in full, at the time the title to the Mining Lease is transferred to the new Company "The Arabian Shield Company for Mining Industries".


ARTICLE 3. ORGANIZATION OF THE COMPANY

3.1        LICENSE AND FINANCING

           (a) The two Partners shall, commencing immediately as of the Effective Date, work in good faith together to apply for and to obtain a foreign capital investment license for the Company pursuant to the Foreign Capital Investment Code of Saudi Arabia, to establish the Company for the purposes set forth in Article (4) of this Agreement and to transfer the Mining Lease into the name of the Company.

           (b) The Partner shall, commencing immediately as of the Effective Date, work in good faith together to apply for and obtain the maximum financing available on the most favorable possible terms from the Saudi Industrial Development Fund and local commercial or other financing as necessary so that the sum of the total amount of debt and the stated capital of the Company equals or exceeds the Total Investment Cost. If they fail, within twelve months after the Effective Date, to obtain firm commitments for financing the project on an acceptable terms, then they shall be entitled to terminate this Agreement upon notice to the other Partners, without any liability or obligation whatsoever to the Company, any Partner or any prospective Partner, except for amounts paid to (ASDC) by (AL MASHREQ) in consideration of the beneficial interest being assigned by (ASDC) to (AL MASHREQ), if any, which amounts shall be promptly recovered by (AL MASHREQ) upon liquidation of the Company or under any other possible arrangements between the Parties. In this case, the full title to the Mining Lease shall revert to (ASDC).

           (c) The (ASDC) shall perform or cause one of its affiliates to perform an economic feasibility study as reasonably required to support the efforts to obtain the financing required for the Company. Such study shall be in accordance with S.I.D.F. requirements.



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           (d)     The Company will, after its formation, use its knowledge of the Saudi legal and commercial system and its best efforts to facilitate the financing referred to above. Both before and after the formation of the Company, (Al Mashreq) shall exert its best efforts to assist the Company to facilitate the licensing and financing referred to above and to assist the Company with the Project.

3.2        REGISTRATION OF THE COMPANY

           The Partners shall begin immediately to prepare all required procedures for the formation and registration of the Company as a limited liability company in accordance with Part VII of the Companies Law promulgated by Royal Decree No. M/6 of 22.3.1385 H.(as amended) (the "Companies Law"). The Company shall have the characteristics set out in the Articles of Association attached as Exhibit A and incorporated herein by reference. The Arabic text of these Articles of Association shall be used for registration purposes in Saudi Arabia. To the extent that the terms of this Agreement are not incorporated into the Articles of Association, the unincorporated terms shall be deemed the by-laws of the Company.

3.3        CERTAIN OTHER APPLICATIONS

           The Partners shall exert their best efforts to establish the Company so as to qualify for the various incentives available under the Foreign Capital Investments Law of Saudi Arabia and for other benefits and protections available under the rules and regulations of Saudi Arabia.

3.4        PREVALENCE OF THIS AGREEMENT

           The Articles of Association are intended by the Partners to be fully consistent with this Agreement. If there is any discrepancy between the provisions of this Agreement and the Articles of Association, this Agreement shall govern as between the Partners. All Partners shall exercise their voting rights at each of the general meetings of the Partners, and they shall cause their representatives and nominees on the Board of Managers of the Company, to do and perform all acts, deeds and things as may be necessary or expedient to give effect to the terms and intent of this Agreement.



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ARTICLE 4. OBJECTIVES AND PURPOSES

The main objectives and purposes of the Company shall be:

      1) Yearly production of 35,000 tonnes of Copper Concentrate.

      2) Yearly production of 59,000 tonnes of Zinc concentrate.

      3) Yearly production of 7.650 ounces of Gold in Dore.

      4) Yearly production of 375,000 ounces of Silver in Dore.

These amounts shall be processed from the Ore mined from AL MASANE mines at the initial rate of (700,000) Seven Hundred Thousands tonnes per annum.


ARTICLE 5. CAPITALIZATION

5.1   STATED CAPITAL

      The Company shall have a stated capital of Ninety Seven Million Five Hundred Thousand Saudi Riyals (SR 97, 500,000 divided into Nine Thousands Seven Hundred and Fifty (9,750) indivisible shares valued at Ten Thousand Saudi Riyals (SR 10,000) each. Each Partner shall pay, in full, the amount of its portion of capital as provided in Section 5.4.

5.2   EQUITY PERCENTAGES

      Each of the two Partners shall own 50% of the shares of the Company.

5.3   SHARE REGISTER

      In accordance with Article (166) of Part VII of the Saudi Companies Act, the Company shall prepare and maintain a special register in which shall be entered the names of the Partners, the number of shares owned by each and any transfers of shares permitted by this Agreement.

5.4   CAPITAL ACCOUNT

      The Company-under-formation shall establish at a bank in Saudi Arabia a capital account which shall be funded on a timely basis with each Partner's capital contribution, to be deposited in such bank which will issue a certificate evidencing such deposit. No Partner shall receive interest on such contribution, which shall be made in cash at the latest time permitted by the Ministry of Commerce or other appropriate authority. The funds shall be available to the


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     Company upon satisfaction of the Company's obligations as set out in
     Article 162 of the Companies Act.

5.5  PERCENTAGE INTEREST IN PROFITS AND LOSSES

     The Partners shall share the profits and losses of the Company in proportion to their respective shares of equity ownership. The profits of the Company, if any, available for distribution after making provision for the statutory reserve or for other reserves established by the unanimous vote of Partners, shall, to the extent permitted by the terms of the Company's financing, be distributed annually in full to the Partners in accordance with the relevant provisions in the Saudi Company Law. The losses shall be borne by the Partners up to the maximum of their respective interests in the Share Capital of the Company.

5.6  COMPUTATION OF PROFITS

     For the purpose of this Agreement, profits or losses shall mean gross receipts from any and all operations carried out by the company less all expenses, direct and indirect, properly attributable thereto, as determined by the audited financial statements of the Company.

5.7  TAXATION

     The Company shall withhold from each Partner and shall pay directly to the Saudi Arabian government any and all applicable Saudi Arabian income taxes, Zakat or social insurance levies which are due and payable. Each Partner shall be responsible for all applicable income taxes, Zakat and other liabilities relating to their respective portion of the Company's distributed profits.


ARTICLE 6. TRANSFER OR DISPOSITION OF SHARES

     (a) Subject to the provisions of the Company's Articles of Associations, each of the Partners may transfer Shares to the other or to a designee of the other that is permitted to own the transferred shares under Saudi Law.

     (b) (ASDC) and (Al Mashreq) may transfer Shares to any of their Affiliates if the transferee agrees in writing to be bound by this Agreement and any other obligations previously accepted by the transferor.


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      (c)    The parties agree and acknowledge that each Partner of the Company has been selected on the basis of its unique contribution to the Company and its activities. The parties also agree that it is highly desirable that this ownership group be maintained and that in the event that a Partner must dispose of its interest in the Company that the other Partner be able to participate in the selection of those entities that will acquire the departing Partner's interest. Therefore, in any such event, the departing Partner will cooperate to the maximum extent possible with the remaining Partner to facilitate these objectives. For instance, if a Partner is about to be liquidated or declared bankrupt or is required by a court order to transfer any of its Shares, then that Partner shall offer to the remaining Partner the right to purchase its shares at a mutually agreed price.


ARTICLE 7. MEETING AND VOTING OF PARTNERS

7.1   ANNUAL GENERAL MEETINGS:

      Partners Annual General Meetings, shall be conducted as provided in the Articles of Association. The general meeting shall be at the Company's principal office unless the Partners agree otherwise.

7.2   SPECIAL MEETINGS

      Extraordinary general meetings shall be convened at any time, with at least twenty-one (21) days written notice, upon the request of any Partner, the request of (3) Board Managers or the request of the Company's auditor. Such request shall clearly specify the matters to be discussed.

7.3   VALIDITY OF PARTNER ACTION

      Annual general meetings and extraordinary general meetings of the Partners shall be valid if all Partners are present of duly represented, and that they have been given the (21) days notice required under the Articles of Association. No resolution or other action of the Partners shall be considered adopted or approved unless it has received the affirmative votes of all Partners.


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7.4   ACTS THAT REQUIRE PARTNERS ACTION

      The following actions of the Company may not be taken unless approved by a resolution of a General Meeting of Partners:

      (a)    Appointment and removal of the Company's auditors;

      (b)    Approval of the Financial Statements of the Company;

      (c)    Amending the Articles of Association of the Company;

      (d)    Changing the Stated Capital of the Company;

      (e)    Amalgamating the Company's business with that of another company;

      (f) Dissolving or terminating the Company except as provided in this Agreement;

      (g)    Changing the principal business or objectives of the Company;

      (h) The disposition or encumbrance of all or substantially all of the assets of the Company (by a single transaction or a series or transactions) whether by sale, lease, mortgage or pledge;

      (i) Any change in the scope of or nature of powers and authorities vested in the Board of Managers and Executive General Manager.

      (j)    Approval of distribution of dividends; and

      (k) Any other matters reserved to the exclusive jurisdiction of a General Meeting under the law of Saudi Arabia.


ARTICLE 8. BOARD OF MANAGERS

8.1   BOARD OF MANAGERS

      The Board of Managers of the Company shall be composed of Six persons.

8.2   APPOINTMENT OF MANAGERS

      Upon issuance of the Company's Commercial Registration Certificate, the Partners shall appoint the Managers comprising the Board of Managers as set forth below. Each of the two Partners shall appoint three Managers from its side and shall be entitled to dismiss and replace at will any of such managers nominated from its side by giving written notice thereof to the other Partners. If a Manager


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      resigns, dies or if removed from office, the Partner that originally appointed such Manager shall appoint his successor. The Chairman of the Board of Managers shall be appointed by the Board from the Managers designated by (Al Mashreq) and he shall not have a casting vote.

      In its First meeting, the Board shall also appoint, by a formal resolution, an "Executive Manager" from the Managers nominated by (ASDC).

8.3   MEETINGS OF BOARD OF MANAGERS

      The Board of Managers shall meet from time to time, but no less often than two times per year, for the purpose of (a) determining and supervising the implementation of significant policy matters affecting the business and affairs of the Company, (b) deciding those matters set forth in Section 8.6 of this Agreement.

8.4   DUTIES OF CHAIRMAN

      The Chairman shall be to preside at all meetings of the Board of Managers, unless he is absent, in which case a Manager designated by the present members shall preside. The Chairman shall also exercise, subject to the approval of the Board when necessary, the following powers:

             i. represent the Company in the execution of contracts and agreements with governmental and non governmental institutions.

            ii. Pledge the Company's assets, fully or in part, before appropriate judicial authorities.

           iii. Opening of bank accounts and execution and issuance of bank facilities, securities and guaranties for the Company and in its name.

      The Chairman may delegate any of these authorities to the Executive Manager or to any other official of the Company.

8.5   VALIDITY OF BOARD OF MANAGERS ACTION

      Meetings of the Board of Managers shall be valid if and only if a quorum of at least (four) Managers is present in person or by proxy and all Managers have received a (15) days prior written notice of the meeting and of the agenda for the meeting, or consented in writing to waive the agenda requirement and/or to such shorter notice as the members may agree to. Meetings of the Board of Managers may


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      be held inside or outside Saudi Arabia. If a quorum is not present, the meeting shall be reconvened upon notice to all Managers at a date not less than four (4) and no more than ten (10) days thereafter. The quorum for such reconvened meeting shall be at least four Managers. No resolution or other action of the Board of Managers shall be considered adopted unless it has received the affirmative votes of at least four managers.

8.6   ACTS THAT REQUIRE BOARD OF MANAGERS ACTION

      The Executive Manager shall not cause the Company to take any of the following actions without the adoption of a resolution specifically approving such action by the Board of Managers:

      (a)    Recommendation of dividends to the General Meeting;

      (b) Other than as set forth in the Project Budget, any expenditure or commitment by the Company in excess of one million Saudi Riyals (SR 1,000,000) in the aggregate in any one year or four hundred thousand Saudi Riyals (SR 400,000) for any one transaction.

      (c)    Any loans by the Company to any Partner;

      (d) Authorizing the Company to take loans or leases with a term longer than five years;

      (e) Authorizing loans to Managers, employees or third parties other than advances to trade debtors or expense advances to employees in the ordinary course of business;

      (f)    Selling or otherwise disposing of real property;

      (g) Selling or otherwise disposing of any assets of the Company having a value of more than one million Saudi Riyals (SR 1,000,000) in the aggregate in any one transaction, other than sales of inventory in the ordinary course of business; and

      (h)    Approval of the Project Budget and Construction Schedule.

8.7   PARTICIPATION BY PROXY

      Managers may attend and vote at meetings of the Board of Managers in person or by proxy given to another Manager consistent with the Articles or Association.


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8.8   ACTION BY WRITTEN CONSENT

      The Board of Managers shall be entitled to adopt a valid resolution without a meeting by a written resolution approved and signed by (all) of the Managers.


ARTICLE 9. MANAGEMENT

9.1   EXECUTIVE MANAGER IN OVERALL CHARGE

      The day-to-day management of the Company shall be entrusted to the Executive Manager who shall report to the Board of Managers in connection with his duties.

9.2   POWERS OF MANAGEMENT

      In its first meeting, the Board of Managers shall adopt a resolution specifying the authorities and responsibilities of the Executive Manager.

9.3   VIEWS ON THE PERFORMANCE OF THE CHAIRMAN AND THE EXECUTIVE MANAGER

      If any of the Partners have any complaints or views with respect to the performance of the person appointed as Chairman or Executive Manager, as the case may be, such a Partner shall promptly advise the other Partner of those views or concerns. In this case both Partners shall sit together to consider and resolve such complaints or views. If no agreement is reached in that respect within (60) days period, the Board of Managers shall adopt a resolution removing the Chairman or Executive Manager whose performance or behaviour is under discussion. The relevant Partner shall then name an other person to substitute the one so removed.

9.4   SUPERVISION OF CONSTRUCTION

      The Partners acknowledge and agree that, while the project is under construction, (ASDC) or one of its Affiliates will provide a project manager for the Project. The project manager shall have overall responsibility and authority for the construction and supervision of the project. The project manager shall keep the Board advised of his activities and of all significant developments with respect to the project. The Project Manager appointed per this clause is a Company's officer, and as such, the Company will be responsible for his compensation.


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9.5   COMPANY TO APPOINT CERTAIN OFFICIAL

      Upon recommendation from the Executive Manager, the Board shall appoint qualified persons to serve as (Financial Director), (Operations Director) and (Marketing Director) of the Company. The Finance Director, Operations Director and Marketing Director may be removed from office by a resolution of the Board of Managers as may be recommended by the Chairman of the Board or by the Executive Manager.

9.6   OTHER EMPLOYEE ACTIONS

      The Executive Manager will have the responsibility and right to engage and dismiss all other employees of the Company.

9.7   GENERAL MANAGER'S AUTHORITY TO SIGN

      The Parties agree that it shall require the signature of the Executive Manager to bind the Company toward third persons, except where a resolution of the Board of Managers expressly authorizes another person to sign, or when the matter falls under the authority of the Chairman as per the Company's Articles of Association. From time to time, the Board shall take such action as may be necessary to effect the grant of authority which action may include the granting of further or more specific powers of attorney.

9.8   SIGNATURE OF CHECKS

      The Partners agree that all Company checks shall require co-signature, except as the Board of Managers may otherwise provide. The Board of Managers by duly made resolution shall designate persons authorized to sign checks made on behalf of the Company.


ARTICLE 10. BOOKKEEPING AND ACCOUNTING

10.1 FISCAL YEAR: The fiscal year of the Company shall commence as of January 1 of each year, except for the first fiscal year which, to the extent permitted by Saudi laws, will commence on the date of issuance of the Commercial Registration Certificate of the Company, and shall end on December 31 of that year or the following year, as the Company elects.

10.2 FINANCIAL STATEMENTS AND OTHER RECORDS: The financial books and records of the Company, including annual Financial Statements, shall conform to generally accepted


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      international accounting principles a Saudi Arabia's legal requirements.
      Each of the Partners shall be granted the right at any reasonable time during normal business hours of the Company, to have full access to the books and records of the Company in order to review and examine same at the expense of the requesting party.

10.3 REPORTS TO PARTNERS: The Company shall provide to each of the Partners quarterly accounts and such periodical or incidental reports concerning the financial status of the Company as the Partners, may reasonably request.

10.4 ANNUAL FINANCIAL STATEMENTS: The annual Financial Statements of the Company shall be audited by a firm of registered public accountants of international standing having an office in Saudi Arabia, designated by a resolution of the Partners in accordance with the provisions of this Agreement.


ARTICLE 11. CONFIDENTIALITY AND COMPETITION

11.1  CONFIDENTIALITY:

      (a) The Company, and each Partner shall keep strictly secret and confidential any and all Confidential Information relating to the Company and/or to the project and shall not, in any manner whatsoever, disclose or permit any of its agents, representatives, employees, attorneys, accountants or advisors to disclose any Confidential Information to any person or entity whatsoever without the prior written consent of the relevant authority. The Company and each other Partner shall take all necessary steps to safeguard the secrecy and confidentiality of all Confidential Information and all Materials and to ensure that such Confidential Information and Materials obtained in connection with this Agreement are disclosed only to Authorized Persons who need to know such information for the purpose of performing their duties on behalf of the Company (or their required official government functions).

      (b) The confidentiality obligation under this section shall not apply to such a portion of the Confidential Information (if any) which is or become generally available to the public other than as a result of a disclosure by the Company, any Partner, any Affiliate, any of their respective representatives or any other


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             person or entity that has an obligation not to disclose such information.

      (c) Each Partner shall be responsible and liable to the Company for any breach of this Section (11) by its Affiliates, agents, representatives, employees, attorneys, accountants or advisors.

      (d) A disclosure by Partners to any of their Affiliates or their officers, directors or employees does not constitute a violation of this Article (11).

      (e) All of the provisions of Article (11) shall continue to apply to each Partner (a) even if he or it ceases to be a Partner for any reason; or (b) if this Agreement is terminated for any reason.

11.2  COMPETITION

      Each of the Partners agrees that during the term of this agreement it shall not: (I) directly, or indirectly through affiliates or through other related entities as to which it has significant influence over management decisions, enter into activities within the Company activity domain which are in competition with the Company's mining business or
      (ii)own or hold an ownership interest in or grant any license or provide any technical information to any entity(s) which does business in the Company's Area in competition with the Company's business.

      Each of the Partners agrees that for a period of (10) years beginning as of the date on which ground is broken for the construction of the project, it shall not own, hold an ownership interest in or grant any technology license to any entity having or intending to have the same or similar business within the Company's Area.


ARTICLE 12. DURATION, TERMINATION AND DEFAULT

12.1  PERPETUAL DURATION OF THE COMPANY

      The duration of the Company shall be an initial term of (50) years from the date of issuance of its Commercial Registration Certificate with automatic renewal(s) for successive terms of (15) years each unless, at least one year before the expiration of any term, a Partner(s) owning at least 50% of the Company's shares notify the other Partner(s) of its intention to cause the liquidation of the Company. The Company will continue in existence

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      notwithstanding the death, cessation of existence or withdrawal of a
      Partner.

12.2  TERMINATION

      (a) At any time after construction of the Mining Plant(s) has commenced, this Agreement may not be terminated except by agreement of all Partners.

      (b) If, at any time before construction of the Mining Plant begins, either Partner;

             (i)   becomes bankrupt or insolvent or files a petition therefor;

             (ii)  makes an assignment for the benefit of creditors;

             (iii) has a receiver appointed over all or substantial part of its assets;

             (iv) commences or has commenced against it proceedings for winding up or dissolution except in connection with any reorganization, recapitalization, restructuring or amalgamation or merger; or

             (v) commits a serious breach with respect to any significant provision of this Agreement or any other agreement entered into by it in accordance with this Agreement;

      then the other "Aggrieved Party" may serve written notice of default upon the defaulting Partner. In such event, the defaulting Partner shall be allowed (30) days to cure the default. If the default is not cured on a timely basis to the satisfaction of the Aggrieved Party, then the Aggrieved Party shall be entitled to terminate this Agreement upon (30) days written notice.

12.3  EFFECT OF TERMINATION FOR BREACH

      If this Agreement is terminated as provided in Section 12.2(b) above, then: (a) the Partner whose action or breach gave rise to the right to terminate shall, subject to applicable Saudi Arabian law, sell all of its shares of the Company to the Aggrieved Party or to a person or entity designated by the Aggrieved Party; (b) the other Partner(s) other than the Partner whose default occasioned the termination shall be entitled to all damages or other remedies provided by applicable law; and (c) all of the obligations of the Partners under all other Articles of this Agreement and any other Agreement executed pursuant to this Agreement shall be terminated with respect to the Partner that has defaulted, except for obligations of confidentiality, which shall survive the termination of the Agreement.

12.4  EFFECT OF TERMINATION FOR FAILURE OF CONDITIONS

      If this Agreement is terminated because of failure to obtain the Industrial Licence or to transfer the Lease in the name of the Company pursuant to Article 2.1(a), then any other agreement executed pursuant or related to this Agreement and each Partners' obligations under any such other agreement shall be terminated except for obligations of confidentiality which shall survive the termination of the Agreement. If this Agreement is terminated because of failure to provide sufficient financing for the project pursuant to Article 2.1(b) and the Company has received its Commercial Registration previously, then the Company shall be liquidated in accordance with the Companies Law and any other agreement executed pursuant or related to this Agreement and the Partners' obligations under any such other agreement shall be terminated except for obligations of confidentiality, which will survive the termination of the Agreement.

ARTICLE 13. GOVERNING LAW AND LANGUAGE AND SETTLEMENT OF DISPUTES

13.1  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of Saudi Arabia.

13.2  LANGUAGE

      This Agreement, all communications to each Partner hereunder, all information, plans, specifications, instructions and services provided hereunder, and the proceedings of the Partners shall be executed, given and conducted in the English language. An Arabic translation of this Agreement will be made available to each Partner at the expense of the Company.

13.3  ARBITRATION

      The procedure for resolution of disputed under this Agreement shall be as follows:

      (a) Any dispute or claim between the Partners arising out of or in connection with this Agreement or the breach, invalidity or termination hereof shall be settled if possible in the first instance amicably. If amicable settlement cannot be reached, the matter under dispute shall be resolved by arbitration. This arbitration clause shall be deemed to be an agreement independent of the other terms of the Agreement.

      (b) The arbitration shall be conducted in Saudi Arabia by a three-member board of arbitrators in accordance with the Arbitration Rules of the Kingdom of Saudi Arabia, pursuant to Royal Decree No. M/46 of 12.7.1403. Each party shall select one arbitrator and the two arbitrators so chosen will select the third arbitrator, who shall be chairman of the board of arbitrators.

      (c) The decision of the board of arbitrators, which shall be determined by a majority vote, shall be final and the Partners agree and acknowledge that any award rendered by such board may be executed in any court of competent jurisdiction. In its deliberations, the board of arbitrators shall apply the provisions of this Agreement.

      (d) The official language of the arbitration shall be Arabic unless the arbitrators agree to conduct the same in English. The Partners agree that an English translation of all submissions made to the arbitration panel in Arabic will be provided to the other Party(s) by the submitting party at the submitting party's cost. Each Partner irrevocably consents to conducting any arbitration in English, if the arbitrators will agree to do so.

      (e) The award of the arbitrators will be final with respect to all controversies. Each party shall bear its own costs in the arbitration, including the fees and expenses of the arbitrator selected by it. The arbitrators shall decide which party shall pay the fees and expenses of the third arbitrator.

      (f) The award of the arbitrators shall be enforceable by any court having jurisdiction over the Party or Parties against which the award has been rendered, or where assets of the Party or Parties against which the award has been rendered can be located.

     (g) Each of the Parties agrees to pay the amount of any arbitration award and of any costs and expenses of arbitration which the arbitrators determine that it is required to pay within sixty (60) calendar days after receipt of notice of the arbitrators' final award.


ARTICLE 14. ADDITIONAL OBLIGATIONS

14.1 RECRUITING SAUDI MANAGEMENT PERSONNEL

     The Company shall make a diligent effort, to identify, recruit and train management personnel from among Saudi Arabian national who, after training, can gradually replace the expatriate technical employees of the (ASDC) who are providing services for the Company on secondment basis. The Arabian Shield Development Co. shall provide training to such individuals in the Mining business in the most advanced technical and management methods and techniques.

14.2 OTHER OBLIGATIONS OF (ASDC)

     As long as the (ASDC) owns 50% of the Shares, it shall make available to the Company all technical information, developments and modernization necessary for the business improvement. Such an obligation shall extend to the U.S.A, Delware, parent company the (Arabian Shield Development Co.), who shall provide the Company and its Saudi Arabian subsidiary (ASDC) with all technical support during the term of this Agreement in, connection with the performance of the latters obligations under this Agreement.


ARTICLE 15. MISCELLANEOUS

15.1 NO ASSIGNMENT

     No Party to this Agreement may assign, transfer or otherwise convey any or all of its rights or delegate its duties hereunder without written consent of the other Party(s), except as expressly provided in this Agreement or in the Company's Articles of Association; and any attempt to do so will be void. Permitted transfers can only be valid if the person or entity that acquires Shares in a manner allowed by this Agreement binds itself in writing, to the obligations and duties set forth in this Agreement.

15.2  NOTICES

      All notices and other communications pursuant to this Agreement shall be in writing in the English language. Such notices and communications shall be deemed to have been duly given if, and as of when, delivered by messenger, established international air courier such as DHL or Federal Express against receipt therefor or transmitted by telecopier and delivered through registered air main and addressed to the respective Parties as set forth below or at such other address as any Party may specify to the other in writing:


*     Al Mashreq Mining Investments Co. LTD.        Address:
                                                             -----------------
                                                    Fax:
                                                          --------------------

*     ARABIAN SHIELD DEVELOPMENT CO. LTD.           Address:
                                                             -----------------
                                                    Fax:
                                                          --------------------
15.3  NO WAIVERS

      The failure of any party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered as a waiver of any right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

15.4  EXHIBITS

      Exhibits attached to this Agreement are an integral part of this Agreement in the same manner as if those exhibits had been fully incorporated herein.

15.5  ENTIRE AGREEMENT

      This Agreement (together with the other agreements signed contemporaneously herewith) sets forth the entire agreement and understanding between the Parties, and supersedes any agreement or understanding heretofore existing between them concerning the subject matters provided for herein.

15.6  COUNTERPARTS

      This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.7  HEADINGS

      The inserted headings are for convenience only and should not be used to construe or interpret this Agreement.

15.8  CALENDAR

      All references to month or year herein shall be deemed references to Gregorian months and Gregorian years.

15.9  SEVERABILITY

      The invalidity or unenforceability of any provision of this Agreement shall be considered in all respects as if said provision was not contained herein and such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                         AL MASHREQ MINING INVESTMENTS CO.

                                         By:
                                            ---------------------------------
                                         Name:   Nassir Ali Kadasah

                                         Title:  Authorized Attorney

                                         ARABIAN SHIELD DEVELOPMENT CO. LTD.

                                         By:
                                            ----------------------------------
                                         Name:  Hatem Hussein Al Khaldi

                                         Title: President